As filed with the Securities and Exchange Commission on June 27, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CLEVER LEAVES HOLDINGS INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bodega 19-B Parque Industrial Tibitoc P.H, Tocancipá - Cundinamarca, Colombia	N/A
(Address of Principal Executive Offices)	(Zip Code)
CLEVER LEAVES HOLDINGS INC. 2020 INCENTIVE AWARD PLAN
(Full title of plan)

Henry R. Hague, III
Clever Leaves Holdings Inc.
6501 Congress Ave, Suite 240
Boca Raton, Florida 33487
(561) 634-7430
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Marta Pinto Leite Clever Leaves Holdings Inc. Bodega 19-B Parque Industrial Tibitoc P.H, Tocancipá - Cundinamarca, Colombia (561) 634-7430	Pamela L. Marcogliese, Esq. Sebastian L. Fain, Esq. Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, New York 10022 (212) 277-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 5,575,000 common shares, without par value, (the “Shares”) of Clever Leaves Holdings Inc. (the “Registrant”) under the Clever Leaves Holdings Inc. 2020 Incentive Award Plan, which was amended on June 2, 2023, pursuant to shareholder approval, to, among other things, increase the number of shares available under the plan by 5,575,000 (as amended, the “Plan”). These securities are of the same class and relate to the same employee benefit plan as those securities registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2021 (Registration No. 333-253644),  which is hereby incorporated by reference, except to the extent supplemented, amended or superseded by information set forth in this Registration Statement.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents, which the Registrant has previously filed with the SEC, are hereby incorporated by reference into this Registration Statement (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC, including any Item 2.02 or Item 7.01 of any Current Report on Form 8-K):
(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) filed with the SEC on March 30, 2023;
(b)the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 11, 2023;
(c)the Registrant’s Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 23, 2023, January 23, 2023, January 23, 2023, March 30, 2023, and June 2, 2023; and
(d)the description of the Registrant’s securities contained in Exhibit 4.9 to the Annual Report, including any amendment or report filed for the purpose of updating such description.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC, and other documents or information deemed furnished but not filed under the rules of the SEC), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits

Exhibit No.	Description
4.1
Amended and Restated Articles of Clever Leaves Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-39820) filed with the SEC by the Registrant on December 23, 2020).

4.2
Specimen Common Share Certificate of Clever Leaves Holdings Inc. (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-241707) filed with the SEC by the Registrant on November 9, 2020).

5.1*	Opinion of Dentons Canada LLP, counsel to the Registrant, regarding the legality of the securities being offered hereby (including consent).
23.1*	Consent of BDO Canada LLP.
23.2*	Consent of Marcum LLP.
23.3*	Consent of Dentons Canada LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).
99.1
Clever Leaves Holdings Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-1 (File No. 333-252241) filed with the SEC by the Registrant on January 20, 2021).

99.2
Amendment to Clever Leaves Holdings Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-39820) filed with the SEC by the Registrant on June 2, 2023).

107*	Filing Fee Table.

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* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on the 27th day of June, 2023.

CLEVER LEAVES HOLDINGS INC.
By:	/s/ Henry R. Hague, III
Name: Henry R. Hague, III
	Title:	Chief Financial Officer

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POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Andrés Fajardo and Henry R. Hague, III as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Andrés Fajardo	Chief Executive Officer and Director	June 27, 2023
Andrés Fajardo	(Principal Executive Officer)

/s/ Henry R. Hague, III	Chief Financial Officer	June 27, 2023
Henry R. Hague, III	(Principal Financial Officer, Principal Accounting Officer and Authorized Representative in the United States)

/s/ George Schultze	Chairman of the Board	June 27, 2023
George Schultze

/s/ Elisabeth DeMarse	Director	June 27, 2023
Elisabeth DeMarse

/s/ Gary M. Julien	Director	June 27, 2023
Gary M. Julien

/s/ William Muecke	Director	June 27, 2023
William Muecke

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